As filed with the Securities and Exchange Commission on December 21, 2001

                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         CHOICE ONE COMMUNICATIONS INC.
             (exact name of registrant as specified in its charter)

           DELAWARE                                      16-1550742
     (State or other jurisdiction                      (I.R.S. Employer
 of incorporation or organization)                     Identification No.)

         100 Chestnut Street, Suite 600, Rochester, New York 14604-2417
               (Address of Principal Executive Offices) (Zip Code)

                   CHOICE ONE COMMUNICATIONS INC. 401(K) PLAN
                           (Full title of the Plan(s))

                                 Ajay Sabherwal
          Executive Vice President, Finance and Chief Financial Officer
                         Choice One Communications Inc.
                         100 Chestnut Street, Suite 600
                         Rochester, New York 14607-2417
                                 (585) 246-4231
                            Facsimile (585) 530-2733
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                            James A. Locke III, Esq.
                                Nixon Peabody LLP
                               1300 Clinton Square
                            Rochester, New York 14604
                                 (585) 263-1000
                            Facsimile (585) 263-1600
--------------------------------------------------------------------------------
Proposed          Proposed
Title of          Maximum          Maximum
Securities        Offering         Aggregate      Amount of
to be             Amount to be     price per      Offering       Registration
Registered(1)     Registered(1)    share(2)       Price(2)       Fee(2)
-------------     -------------    ----------     ----------     -------------
Common Stock      3,000,000        $3.115         $9,345,000    $2,233.46
$.01 par
value(3)

(1) Pursuant to Rule 416(b) under the Securities Act of 1933, this registration statement covers such additional shares of Common Stock as may be issuable pursuant to anti-dilution provisions of the Plan.
(2) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and estimated in accordance with Rule-457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Based on the average of the high and low prices for the registrant's common stock as reported on the NASDAQ national market system on December 17, 2001.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     Part II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents which have been filed by Choice One Communications Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

         1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Commission on March 6, 2001.

         2) The Registrant's proxy statement with respect to the Registrant's 2001 annual meeting filed with the SEC on April 27, 2001.

         3) The description of the Registrant's common stock contained in the Registration Statement on form S-1 (file no. 333-91321) filed February 16, 2000.

         4) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed with the Commission on May 14, 2001.

         5) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed with the Commission on August 14, 2001.

         6) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 filed with the Commission on November 13, 2001.

         7) The Registrant's Reports on Form 8-K filed with the Commission on January 9, 2001 and September 5, 2001 and the Registrant's report on Form 8-K/A filed with the Commission on April 26, 2001.

         8) The Registrant's Report on Form 11-K for the fiscal year ended December 31, 2000 filed with the Commission on June 29, 2001.

         9) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Business Corporation Law (the "DGCL") provides that if a derivative action is brought against a director or officer of a corporation, the corporation may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her, in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the corporation. In a nonderivative action or threatened action, the DGCL provides that a corporation may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation.

         Under the DGCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the DGCL are met. The indemnification provisions of the DGCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

         Article V, Section 1 of the Registrant's Bylaws contains provisions requiring indemnification by the Registrant of its directors and officers against certain liabilities and expenses which they may incur as directors and officers of the Registrant or of certain other entities in accordance with
Section 145 of the DGCL.

         Section 145 of the DGCL also contains provisions authorizing a corporation to obtain insurance on behalf of any director and officer against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. Article V, Section 9 indicates that the Registrant may maintain insurance indemnifying the Corporation or persons entitled to indemnification under Section 1 of Article V of the Bylaws for liabilities against which they are entitled to indemnification under Article V of the Bylaws or insuring such persons for liabilities against which they are not entitled to indemnification under Article V of the Bylaws.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  (a)      See Exhibit Index.

                  (b) The 401(k) Plan has been submitted to the Internal Revenue Service ("IRS") in a timely manner, and the Registrant undertakes to submit to the IRS in a timely manner any amendments to the 401(k) Plan under the Internal Revenue Code and had made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 with respect to the 401(k) Plan) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 19th day of December, 2001.

                                     CHOICE ONE COMMUNICATIONS INC.

                                     By: /s/Ajay Sabherwal
                                        ------------------------------
                                        Ajay Sabherwal
                                        Executive Vice President, Finance
                                        and Chief Financial Officer


KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Ajay Sabherwal, John J. Zimmer and Kim Robert Scovill, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                             TITLE                   DATE
         ---------                             -----                   ----
/s/ Steve M. Dubnik
-------------------------      Chairman, President and         December 19, 2001
   Steve M. Dubnik             Chief Executive Officer
                               (Principal Executive Officer)

/s/Ajay Sabherwal
-------------------------      Executive Vice President,       December 19, 2001
   Ajay Sabherwal              Finance and Chief Financial
                               Officer (Principal Financial
                               Officer)
/s/ John B. Ehrenkranz
-------------------------      Director                        December 19, 2001
   John B. Ehrenkranz

/s/Bruce M. Hernandez
-------------------------      Director                        December 19, 2001
   Bruce M. Hernandez

/s/Howard Hoffen
-------------------------      Director                        December 19, 2001
   Howard Hoffen

/s/Robert M. Van Degna
-------------------------      Director                        December 19, 2001
   Robert M. Van Degna

/s/Royce J. Holland
-------------------------      Director                        December 19, 2001
   Royce J. Holland

/s/Richard Postma
-------------------------      Director                        December 19, 2001
   Richard Postma

/s/James S. Hoch
-------------------------      Director                        December 19, 2001
   James S. Hoch

                                  EXHIBIT INDEX

Exhibit No.    Description                                 Location
-----------    ------------                                ---------

4.1            Amended and Restated                 Contained in Exhibit 3.1
               Certificate of Incorporation         of the Registrant's
                                                    Registration Statement on
                                                    Form S-1 Dated January 27,
                                                    2000 (File No. 333-91321)


4.2            Amendment to Certificate of          Contained in Exhibit 3.1 of
               Incorporation                        the Registrant's Form 8-K
                                                    filed on August 11, 2000
                                                    (File No. 0-29279)

4.3            401(k) Plan                          Contained in Exhibit 4.3 of
                                                    the Registrant's Form S-8
                                                    filed on October 23, 2000
                                                    (File No. 333- 48430)

4.4            Amendment No.1 to 401(k) Plan        Filed Herewith
               and Amendment No. 2 to 401(k)
               Plan


5.1            Legal Opinion of Nixon Peabody LLP   Filed Herewith

23.1           Consent of Arthur Andersen LLP       Filed Herewith
               independent accountants

23.2           Consent of Nixon Peabody LLP         Contained in Opinion filed
                                                    as Exhibit 5.1 to this
                                                    Registration Statement


24.1           Power of Attorney                    Included in Part II of this
                                                    Registration Statement